Exhibit 4.1
THIRD SUPPLEMENTAL INDENTURE
THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”) dated as of October 28, 2024, between BUZZFEED, INC. (as successor to 890 5th Avenue Partners, Inc.), a Delaware corporation (the “Company”) and WILMINGTON SAVINGS FUND SOCIETY, FSB, as trustee (the “Trustee”).
RECITALS OF THE COMPANY
WHEREAS, 890 5th Avenue Partners, Inc., a Delaware corporation (the “Original Issuer”) has heretofore executed and delivered to the Trustee an indenture (as amended by the First Supplemental Indenture, dated as of July 10, 2023, and the Second Supplemental Indenture, dated as of February 28, 2024, the “Indenture”), dated as of December 3, 2021 providing for the issuance of the Original Issuer’s 8.50% Convertible Senior Notes due 2026 (the “Notes”);
WHEREAS, pursuant to Section 10.02 of the Indenture, the Company solicited and received consents (the “Consent Solicitation”), upon the terms and subject to the conditions set forth in the Company’s Consent Solicitation Statement dated October 21, 2024 (as amended and supplemented as of the date of this Third Supplemental Indenture, the “Consent Solicitation Statement”), of Holders of at least a majority of the aggregate principal amount of the outstanding Notes (the “Requisite Consent”) to amend the Indenture as contemplated by this Third Supplemental Indenture;
WHEREAS, the Company desires to amend certain terms and provisions of the Indenture, as set forth in Articles 1 and 2 of this Third Supplemental Indenture (the “Proposed Amendments”);
WHEREAS, Section 10.03 of the Indenture provides that upon execution of a supplemental indenture, the Indenture and the Notes shall be modified therewith, and such supplemental indenture shall form a part of the Indenture for all purposes, and the Holders theretofore or thereafter authenticated and delivered shall be bound thereby; and
WHEREAS, the Company has delivered to the Trustee, pursuant to Sections 10.02, 10.05 and 17.05 of the Indenture, an Officer’s Certificate and an Opinion of Counsel, and all other acts and requirements necessary to make this Third Supplemental Indenture a valid and binding obligation of the Company has been completed, subject to certain terms, conditions and limitations as provided herein.
NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:
In consideration of the foregoing and for other good and valuable consideration, receipt of which is hereby acknowledged, the Company and the Trustee agree as follows for the equal and ratable benefit of the holders of the Notes:
ARTICLE 1
Definitions
Section 1.01.General. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture.

ARTICLE 2
Amendments
Section 2.01.Amendment. Following the execution and delivery by the Company and the Trustee, this Third Supplemental Indenture shall become effective.

(a)Section 15.01 of the Indenture shall be amended by adding the following text at the end thereof: Notwithstanding anything to the contrary stated in this Section 15.01, (1) if any Holder delivers an Optional Repurchase Notice (which may be in the Form of Attachment 5 to the Form of Note) to the Company on November 22, 2024, which may be delivered to the Company at 111 East 18th Street, New York, NY 10003, Attention: Chief Financial Officer, such Holder shall have the right to require the Company to repurchase such Holder’s Notes for cash on December 3, 2024 and the Repurchase Date for purposes of Section 15.01 of the Indenture shall be December 3, 2024, (2) if any Holder delivers an Optional Repurchase Notice to the Company after November 22, 2024, which may be delivered to the Company at 111 East 18th Street, New York, NY 10003, Attention: Chief Financial Officer, such Holder shall have the right to require the Company to repurchase such Holder’s Notes for cash on the date that is five (5) Business Days following the date of delivery of the Optional Repurchase Notice and the Repurchase Date for purposes of Section 15.01 of the Indenture shall be five (5) Business Days following the date of delivery of such Optional Repurchase Notice (provided that in no event shall the Repurchase Date be earlier than December 3, 2024) and (3) beneficial holders of the Notes may exercise the foregoing rights with respect to the Notes beneficially owned thereby by delivering to the Company (i) an Optional Repurchase Notice (which may be in the form of Attachment 5 to the Form of Note) as set forth in the preceding provisions of this paragraph and (ii) reasonable evidence of such beneficial ownership (which may include time-stamped broker statements).
ARTICLE 3
Miscellaneous Provisions
Section 3.01.Effectiveness; Construction. This Third Supplemental Indenture shall become effective upon its execution and delivery by the Company and the Trustee as of the date hereof. Upon the effectiveness of the Third Supplemental Indenture, the Indenture shall be supplemented in accordance herewith. This Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby. The Indenture and this Third Supplemental Indenture shall henceforth be read and construed together.
Section 3.02.Indenture Remains in Full Force and Effect. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.
Section 3.03.Trustee Matters. The Trustee accepts the Indenture, as supplemented hereby, and agrees to perform the same upon the terms and conditions set forth therein, as supplemented hereby. The Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided. The recitals contained in this Third Supplemental Indenture shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Third Supplemental Indenture.
Section 3.04.No Third-Party Beneficiaries. Nothing in this Third Supplemental Indenture, expressed or implied, shall give to any Person, other than the parties to the Indenture, any Paying Agent, any Conversion Agent, any authenticating agent, any Note Registrar and their successors under the Indenture or the holders of the Notes, any benefit or any legal or equitable right, remedy or claim under the Indenture, as supplemented hereby.
Section 3.05.Headings. The Article and Section headings of this Third Supplemental Indenture have been inserted for convenience of reference only and are not to be considered a part of this

Second Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
Section 3.06.Successors. All agreements of the Company and the Trustee in this Third Supplemental Indenture shall bind their respective successors and assigns whether so expressed or not.
Section 3.07.Governing Law. THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF NEW YORK.
Section 3.08.Counterpart Signatures; Digital Signatures. This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. Any communication sent to Trustee under the Indenture that requires a signature must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign (or such other digital signature provider as specified in writing to Trustee by an authorized representative of the Company). The Company agrees to assume all risks arising out of its use of digital signatures and electronic methods to submit communications to Trustee, including the risk of the Trustee acting on unauthorized instructions and the risk of interception and misuse by third parties.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first written above.

BUZZFEED, INC. By: /s/ Jonah Peretti Name: Jonah Peretti Title: Chief Executive Officer

WILMINGTON SAVINGS FUND SOCIETY, FSB, as Trustee By: /s/ Anita Woolery Name: Anita Woolery Title: Vice President

        [Signature Page to Third Supplemental Indenture]